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                                                                    EXHIBIT 99.2

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                             FOR IMMEDIATE RELEASE
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                         For Information Contact:
For SportsLine.com, Inc.:                           For America Online, Inc.:
(954) 351-2120                                      Bruce Harris
Larry Wahl - ext. 7225                              (703) 265-1408
Alex Riethmiller - ext. 7535

      SportsLine.Com and America Online Announce Extension of Multi-Year
                     Content and Promotional Relationship

   CBS SportsLine.com Continues to Receive Prominent Anchor Tenant Presence and Extensive Online Promotion Across America Online Brands

DULLES, VA and FORT LAUDERDALE, FL, (July 11, 2001) -- America Online, Inc., the world's leading interactive services company, and SportsLine.com, Inc. (NASDAQ:SPLN), the leading global Internet sports media company and publisher of CBS SportsLine.com, today announced an extension of their online relationship which provides AOL members and visitors to other America Online brands SportsLine.com-produced sports news, statistics, major event coverage and fantasy games.

Under the terms of the multi-year agreement, CBS SportsLine.com
(cbs.sportsline.com) will continue as an anchor tenant on the AOL Sports Channel and receive extensive promotion across key America Online interactive brands, including Netscape, Compuserve, Digital City and ICQ.

Additionally, SportsLine.com will provide fantasy sports game products to America Online including NFL fantasy products produced in association with the NFL, and fantasy games for Major League Baseball, the NBA, the NHL, golf and auto racing, as well as college basketball tournament brackets contests.

The anchor tenancy agreement will ensure that the CBS SportsLine.com brand will continue to be promoted to AOL's more than 30 million members. AOL members will have instant access to CBS SportsLine.com's comprehensive coverage of the sports world through CBS SportsLine.com's continuous presence on the main screen of the AOL Sports Channel. CBS SportsLine.com's features and programming will also be integrated throughout the AOL Sports Channel's aggregated sports areas.

Jonathan Sacks, President of AOL, said, "SportsLine has been a great partner for helping us give our members and visitors to our brands the most comprehensive online sports content available.


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We're delighted to extend our relationship as we continue to offer the best location to find information on scores, teams and athletes for the world's most popular sports."

"We are excited to once again extend and expand our strategic relationship with America Online," said Andrew Sturner, president, corporate and business development for SportsLine.com, Inc. "Through the extension of our existing relationship with America Online and our NFL alliance, also announced today, SportsLine has expanded two major relationships that will serve as a catalyst for our future growth."

America Online and SportsLine.com first began their relationship in July 1997, when CBS SportsLine.com became an anchor tenant in the AOL Sports Channel. The companies expanded their relationship in October 1998.

About America Online, Inc.
America Online, Inc. is a wholly owned subsidiary of AOL Time Warner Inc. (NYSE:AOL). Based in Dulles, Virginia, America Online is the world's leader in interactive services, Web brands, Internet technologies and e-commerce services.

About SportsLine.com, Inc.
SportsLine.com, Inc. (NASDAQ:SPLN) is at the leading edge of media companies providing Internet sports content, community and e-commerce on a global basis. SportsLine.com, Inc.'s content includes more than one million pages of multimedia sports information, entertainment and merchandise. The Company's flagship Internet sports service (http://cbs.sportsline.com) was renamed CBS SportsLine.com as part of an exclusive promotional and content agreement with CBS in March 1997. SportsLine.com, Inc. has strategic relationships with the NFL, Major League Baseball, the NBA and the PGA TOUR and serves as the primary sports content provider for America Online and Netscape. In 1999, the Company commenced operations in Europe through its subsidiary, Sports.com Limited.

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